UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2012

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54394	27-1404923
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3120 S. Durango Dr. Suite 305, Las Vegas, Nevada 89117
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (702) 579-7900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2012, we entered into a conversion and participation rights agreement (the “Agreement”) with 16 investors who have purchased Ordinary shares (the “Savicell Shares”) of our subsidiary, Savicell Diagnostics Ltd. (“Savicell”), for gross proceeds of $1,005,795 (the “Subscription Amount”). Savicell sold approximately 5% of its ordinary shares in total and our company retains about 95% of Savicell’s equity shares. Pursuant to the Agreement, we have permitted the investors to convert (the “Conversion Right”) the Savicell Shares into shares of our company (the “Online Shares”) as follows in respect of any particular investor:

A divided by B equals the number of Online Shares issuable on conversion of the Savicell Shares where

A equals the portion of the Subscription Amount invested by the particular investor; and

B equals 80% of the per share pricing of the first completed Online financing of over US$500,000 conducted after July 1, 2012 (the “Financing”).

The deemed maximum per share price of the Financing shall be the per share price of Online assuming (a) an aggregate Online equity valuation of $30,000,000; and (b) the number of common shares of Online outstanding at the time of the Financing.

The investors may exercise the Conversion Right at any time during the period beginning on the date of the Agreement and ending on the earlier of (i) three years from the date of the Agreement; and (ii) on a date within ten business days if the average volume over a period of 30 trading days of our company’s shares on a United Sates stock exchange or quotation system totals 50,000 shares traded per day and the market capitalization of our company’s closing trading price on each such trading day multiplied by the number of common shares of our company totals a minimum of $40,000,000.

At any time commencing from the date of exercise of the Conversion Right by the investors until a date which is two years from the date of the Agreement, if our company wishes to raise financing by selling securities to the public in a non-brokered private placement (the “Private Placement”), we will offer to the investors the opportunity to participate in such Private Placement to the extent that the investor may retain its then currently held percentage of the outstanding Online Shares.

We issued the security to 16 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

A copy of the conversion and participation rights agreement is attached as exhibit 10.1 to this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Conversion and Participation Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

By:	/s/ Giora Davidovits
Giora Davidovits
President, Chief Executive Officer, Secretary,
Treasurer and Chief Financial Officer
Dated: October 31, 2012